SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report:
September 11, 2009

General Environmental Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

33-55254-38 (Commission File Number)	87-0485313 (IRS Employer Identification No.)

3191 Temple Avenue, Suite 250 Pomona, California 91768
(Address of Principal Executive Offices) (Zip Code)

(909) 444-9500
(Registrant's Telephone Number, Including Zip Code)

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On September 4, 2008 General Environmental Management, Inc. (the “Company”) entered into a series of agreements with CVC California, LLC, a Delaware limited liability company (“CVC”), including a Revolving Credit and Term Loan Agreement, a Convertible Term Note, Warrants to purchase shares of the Company's common stock and a Registration Rights Agreement. (See Report on Form 8-K dated September 24, 2008).

On September 8, 2009, the Company entered into a series of agreements with CVC that amended these agreements, including an Amended and Restated Revolving Credit and Term Loan Agreement, an Amended and Restated Revolving Credit Note, an Amended and Restated Convertible Term Note, a new Term Note, and Amended and Restated Warrants to purchase shares of the Company's common stock.

Pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement, (the "Amended Agreement") dated as of September 4, 2009 the Company issued to CVC:

(i) an Amended and Restated secured convertible term note (“ Convertible Note”) in the principal amount of $6.314,700. The principal amount of the Convertible Note bears an interest rate of fourteen percent, subject to adjustment, with interest payable monthly commencing November 1, 2009. The principal of the convertible Note is payable on demand or, in the absence of demand, (i) in seven (7) equal monthly installments of $138,000 each, due and payable on the first day of each calendar month commencing December 1, 2009 and continuing through and including June 1, 2010, and (ii) a final installment due and payable on June 30, 2010 in an amount equal to the entire remaining principal balance of this note.  In the event of a prepayment of the Convertible Note, the Company must pay a prepayment premium in an amount equal to (a) two (2%) percent of the principal amount being prepaid if the prepayment is made on or prior to February 28, 2010, and (b) one (1%) percent of the principal amount being prepaid if such prepayment is made subsequent to February 28, 2010 and prior to August 1, 2011, unless the prepayment is  made with the proceeds received from the sale of any business unit or units of the Company.

The principal amount of the Convertible Note and accrued interest thereon is convertible into shares of the Company's common stock at a price of $0.60 per share, subject to anti-dilution adjustments. The Company has agreed to register all of the shares that are issuable upon conversion of the Convertible Note.

(ii) an Amended and Restated  Secured Non-convertible Revolving Credit Note in the principal amount of up to $1.7 million (the " Revolving Note").  The principal amount of the Revolving Note bears interest at the rate of 10% per annum and is payable on demand (or, in the absence of demand, on August 31, 2011, or sooner by reason of an Event of Default or other mandatory prepayment event.

The Revolving Note, amended and restated and superseded in its entirety the Revolving Credit Note dated August 31, 2008 in the maximum principal amount of $7,000,000 issued by the Company to CVC, but did not effect a novation of the outstanding obligations of the Revolving Credit Note of August 31, 2008

(iii) a Term Note (“Term Note ”) in the principal amount of  $5.6 million. The principal amount of the Term Note bears interest at the rate of 8% per annum and is payable as follows: on the first day of each calendar month commencing October 1, 2009 through and including August 1, 2010, accrued Interest on the outstanding principal shall be due and payable.  Thereafter, principal and interest is payable in thirty-six (36) consecutive equal monthly installments of principal and interest of $174,321.50 each, with the first installment due and payable on September 1, 2010, and with subsequent installments due and payable on the first day of each calendar month thereafter through and including August 1, 2013.  There is no pre-payment penalty in the event of a pre-payment.

On August 17, 2009, the Company had entered into a Stock Purchase Agreement with MTS Acquisition Company ("MTS"), pursuant to which the Company sold all of the issued and outstanding common stock of GEM Mobile Treatment Services, Inc. (“GEM MTS”), Consideration for the sale of GEM MTS was in the form of a promissory note (the MTS Note") in the aggregate amount of $5.6 million, (payable on the same dates and terms as the Term Note)  the assignment of approximately $1.0 million of accounts payable and possible future royalties.  The consideration was immediately assigned to CVC.  As the MTS Note is paid to CVC by MTS, the Company's indebtedness to CVC will be reduced.

 (iv) an Amended and Restated Warrant  to purchase Two Million Seven Hundred Thousand (2,700,000) fully paid and non-assessable shares (the “Warrant Shares”) of the Company’s common stock, for cash at a price of $0.01 per share at any time and from time to time from and after the date hereof and until 5:00 p.m. (Pacific time) on August 31, 2014..

The Convertible Note, the Revolving Note, are secured by all of our assets and the assets of our direct subsidiary, General Environmental Management, Inc. (Delaware) and its direct subsidiaries, General Environmental Management of Rancho Cordova LLC, a California Limited Liability Company (including the real property owned by General Environmental Management of Rancho Cordova LLC), Island Environmental Services, Inc. as well as by a pledge of the equity interests of General Environmental Management, Inc. (Delaware), General Environmental Management of Rancho Cordova LLC, and Island Environmental Services, Inc.

The Amended Agreement also provided that in the event that and at such time as the Company or any of its subsidiaries or stockholders enters into a binding agreement with respect to any sale of all or any material portion of the Company’s assets or the sale of a majority of the outstanding capital stock or (if sooner) on that date which is thirty (30) days prior to any payment or required payment in full of the outstanding obligations to CVC, CVC shall have the right and option, exercisable effective at any time upon or after the consummation of such sale or payment, or upon and after the occurrence and during the continuance of an event of default, as defined in the Amended Agreement and the ancillary documents, to require the Company to redeem and purchase any or all warrant shares or rights to purchase warrant shares hereunder, for a cash purchase price of $0.75 per warrant share.

The Amended Agreement requires that EBITDA of the Company not be less than (a) $1.00 for any fiscal quarter ending on or after December 31, 2009.

The Company has also agreed to continue to pursue the Company’s plan to restructure its operations by offering for sale the Company’s revenue-generating business units at prices and on terms and conditions reasonably acceptable to the Company and CVC.

The Company  incurred expenses of approximately $75,000 to various professional firms as reimbursement for CVC's due diligence and legal fees and expenses incurred in connection with the transaction.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors; Appointment of Principal Officers.

Clyde E. Rhodes, a member of the Board of Directors and Chief Compliance Officer of the Company, submitted his resignation to be effective September 11, 2009.  No successor has been identified or appointed.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description
10.38	Amended and Restated Revolving Credit and Term Loan Agreement dated as at September 4, 2009 between General Environmental Management, Inc. and CVC California, LLC.

10.39	Amended and Restated Convertible Term Note dated as at September 4, 2009 issued by General Environmental Management, Inc to CVC California, LLC.

10.40	Amended and Restated Revolving Credit Note dated as at September 4, 2009 issued by General Environmental Management, Inc to CVC California, LLC.

10.41	Term Note dated as at September 4, 2009 issued by General Environmental Management, Inc. to CVC California, LLC.

10.42	Amended and Restated Common Stock Purchase Warrant dated as at September 4, 2009 issued by General Environmental Management, Inc to CVC California, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Environmental Management, Inc

Date: September 11, 2009	By:	/s/ Timothy Koziol
Timothy Koziol Chief Executive Officer

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